                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 31, 2000

                             MORROW SNOWBOARDS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


            OREGON                   0-27002                   93-1011046
(STATE OR OTHER JURISDICTION OF    (COMMISSION                (IRS EMPLOYER
INCORPORATION OR ORGANIZATION)    FILE NUMBER)           IDENTIFICATION NUMBER)

                             2600 PRINGLE ROAD, S.E.
                                 SALEM, OR 97302
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (503) 375-9300
               REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

This Form 8K/A does not amend or supplement the information previously reported under this item.

ITEM 5.  OTHER EVENTS.

As previously reported in the Form 8-K for January 31, 2000 and filed February 1, 2000, Morrow Snowboards, Inc. dba Granite Bay Technologies ("Company"), in a private placement closed on January 31, 2000, sold 5,800,000 shares of its Common Stock. The Company engaged Capitol Bay Securities, Inc.("CBS") as the placement agent for the offering. As placement agent, CBS received sales commissions of $435,000 (10% of the proceeds raised), a nonaccountable expense allowance of $116,000 (2% of the proceeds raised, an accountable expense allowance (not to exceed $25,000) and warrants to acquire 580,000 of the Company's Common Stock at an exercise price of $.75 per share. CBS is a wholly-owned subsidiary of Capitol Bay Group, Inc. ("CBG") and CBG is wholly owned by Stephen Kircher, a director of the Company. A copy of the placement agent agreement between the Company and CBS is being filed with this agreement.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

EXHIBITS. The following exhibits are included with this filing:

         1. Placement Agent Agreement dated January 13, 2000 between the Company and CBS.

                                   SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salem, State of Oregon, on February 1, 2000.

                                 MORROW SNOWBOARDS, INC.


                                 By: /s/ P. Blair Mullin
                                    -------------------------------------------
                                   P. Blair Mullin
                                   PRESIDENT AND CHIEF FINANCIAL OFFICER
                                 (PRINCIPAL EXECUTIVE, FINANCIAL AND ACCOUNTING OFFICER


Exhibit No.       Document Description
-----------       --------------------
99.13             Placement Agent Agreement dated January 13, 2000 between
                  Morrow Snowboards, Inc. and Capitol Bay Securities, Inc.